Filed pursuant to Rule 433(d)
Registration Statement No. 333-130870

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-422-2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed certificates referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed certificates, and the mortgage loans backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase certificates that have characteristics that may change, and you are advised that all or a portion of the certificates may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell certificates to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates. You may withdraw your indication of interest at any time.

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Option One Mortgage Loan Trust 2007-2

Asset Backed Certificates, Series 2007-2

$574,177,000 Certificates (approximate)

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Servicer

February 23, 2007

Banc of America Securities LLC	RBS Greenwich Capital
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Option One Mortgage Loan Trust 2007-2, Asset Backed Certificates Series 2007-2 $574,177,000 (approximate)

DISCLAIMER

No contract of sale for the certificates, written, oral or otherwise, will be effective between Banc of America Securities LLC and potential purchasers until a preliminary prospectus supplement is delivered by the Underwriter to such potential purchasers and the potential purchaser and the Underwriter enter into a contract after the deliver of such preliminary prospectus supplement. The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Option One Mortgage Loan Trust 2007-2, Asset Backed Certificates, Series 2007-2
Certificates
Class	Expected Approximate Size(A)	Interest Type	Principal Type	Expected WAL (yrs) Call/ Mat(C)	Expected Principal Window (mos) Call/Mat(C)	Expected Last Distribution Date Call/Mat(C)	Expected Credit Enhancement	Expected Ratings
								S&P	Moody’s
I-A-1(B)	190,296,000	Flt	PT	Not Offered Hereby				AAA	Aaa
II-A-1(B)	190,280,000	Flt	PT	Not Offered Hereby				AAA	Aaa
III-A-1	185,947,000	Flt	Sen Seq	0.90 / 0.90	1 to 20/1 to 20	Oct-08 / Oct-08	21.00%	AAA	Aaa
III-A-2	128,205,000	Flt	Sen Seq	2.00 / 2.00	20 to 31/20 to 31	Sep-09 / Sep-09	21.00%	AAA	Aaa
III-A-3	82,053,000	Flt	Sen Seq	4.32 / 5.10	31 to 69/31 to 157	Nov-12 / Mar-20	21.00%	AAA	Aaa
M-1	49,163,000	Flt	Mezz	4.56 / 4.95	47 to 69/47 to 131	Nov-12 / Jan-18	16.00%	AA+	Aa1
M-2	39,822,000	Flt	Mezz	4.29 / 4.67	43 to 69/43 to 121	Nov-12 / Mar-17	11.95%	AA	Aa2
M-3	17,700,000	Flt	Mezz	4.19 / 4.54	42 to 69/42 to 113	Nov-12 / Jul-16	10.15%	AA-	Aa3
M-4	15,241,000	Flt	Mezz	4.14 / 4.47	41 to 69/41 to 108	Nov-12 / Feb-16	8.60%	A+	A1
M-5	14,749,000	Flt	Mezz	4.10 / 4.41	40 to 69/40 to 103	Nov-12 / Sep-15	7.10%	A	A2
M-6	10,324,000	Flt	Mezz	4.07 / 4.35	39 to 69/39 to 98	Nov-12 / Apr-15	6.05%	A-	A3
M-7	11,799,000	Flt	Mezz	4.06 / 4.31	39 to 69/39 to 93	Nov-12 / Nov-14	4.85%	BBB+	Baa1
M-8	7,375,000	Flt	Mezz	4.03 / 4.22	38 to 69/38 to 87	Nov-12 / May-14	4.10%	BBB	Baa2
M-9	11,799,000	Flt	Mezz	4.03 / 4.15	38 to 69/38 to 82	Nov-12 / Dec-13	2.90%	BBB-	Baa3

(A)    The Approximate Size is subject to a permitted variance in the aggregate of plus or minus 5%.
(B)    The Class I-A-1 and Class II-A-1 Certificates will be offered pursuant to the prospectus supplement, but will be excluded from this term sheet.
(C)    Calculated based on the Pricing Speed.

Structure:
(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class III-A-1, Class III-A-2 and Class III-A-3 Certificates are backed primarily by the cash flow from the Group III Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are backed by the cash flows from the Group I Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans.

(2)	The margins on the Class A Certificates will double and the margins on the Mezzanine Certificates will be equal to 1.5x their original margins after the Optional Termination Date.
(3)	Each class of Certificates will be subject to a Net WAC Rate as described herein.
(4)	The Mezzanine Certificates will not receive principal distributions prior to the Stepdown Date.

Pricing Speed

Adjustable-rate Mortgage Loans
100% ARM PPC
100% ARM PPC assumes that prepayments start at 2.00% in month 1, increase by approximately 2.545% each month to 30.00% CPR in month 12, remain constant at 30.00% CPR through month 23, increase to 60.00% CPR in month 24, remain constant at 60.00% CPR until month 27, decrease to 35.00% CPR in month 28 and remain constant at 35.00% CPR thereafter

Fixed-rate Mortgage Loans	115% FRM PPC 100% FRM PPC assumes that prepayments start at 4.00% CPR in month 1, increase by approximately 1.455% CPR each month to 20.00% CPR in month 12, and remain at 20.00% CPR thereafter.

Summary of Important Dates

Deal Information				Collateral Information
Expected Pricing		February-[28]-2007		Cut-off Date		February-01-2007
Expected Settlement		March-[12]-2007		Next Payment Date		March-01-2007
First Distribution		March-26-2007
Expected Stepdown		March-25-2010

Certificate Information
Class	Dated Date	Initial Accrual Days	Accrual Method	Delay Days	Modeled Last Scheduled Distribution Date (A)	Rated Maturity Date
III-A-1	Mar-12-2007	0	Act/360	0	10/25/2030	Feb-2047
III-A-2	Mar-12-2007	0	Act/360	0	4/25/2036	Feb-2047
III-A-3	Mar-12-2007	0	Act/360	0	1/25/2037	Feb-2047
M-1	Mar-12-2007	0	Act/360	0	1/25/2037	Feb-2047
M-2	Mar-12-2007	0	Act/360	0	1/25/2037	Feb-2047
M-3	Mar-12-2007	0	Act/360	0	1/25/2037	Feb-2047
M-4	Mar-12-2007	0	Act/360	0	1/25/2037	Feb-2047
M-5	Mar-12-2007	0	Act/360	0	1/25/2037	Feb-2047
M-6	Mar-12-2007	0	Act/360	0	1/25/2037	Feb-2047
M-7	Mar-12-2007	0	Act/360	0	1/25/2037	Feb-2047
M-8	Mar-12-2007	0	Act/360	0	1/25/2037	Feb-2047
M-9	Mar-12-2007	0	Act/360	0	12/25/2036	Feb-2047
(A)  The Modeled Last Scheduled Distribution Date is calculated assuming no prepayments and run to maturity.

Contacts

Banc of America Securities LLC

Mortgage Trading/Syndicate		Tel: (212) 847-5095
Pat Beranek		patrick.beranek@bankofamerica.com
Charlene Balfour		charlene.c.balfour@bankofamerica.com
Jacqueline Markot		jacqueline.l.markot @bankofamerica.com

Global Structured Finance		Fax: (704) 388-9668
Kirk Meyers	(704) 388-3148	kirk.b.meyers@bankofamerica.com
Michael Tri	(704) 388-8786	michael.l.tri@bankofamerica.com
Scott Shultz	(704) 387-6040	scott.m.shultz@bankofamerica.com
Nkereuwem Umoefik	(704) 388-3681	nkereuwem.umoefik@bankofamerica.com
Michael Hennessy	(704) 683-4654	michael.hennessy@bankofamerica.com
Michael Nichols	(704) 683-5167	michael.p.nichols@bankofamerica.com
Brandon Edgerton	(704) 683-5702	brandon.edgerton@bankofamerica.com

Rating Agencies
Cecilia Lam - Moody’s	(415) 274-1727	cecilia.lam@moodys.com
Jeremy Schneider - S&P	(212) 438-5230	jeremy_schneider@standardandpoors.com

SUMMARY OF TERMS

Title of Securities:	Option One Mortgage Loan Trust 2007-2 (the “Trust”), Asset Backed Certificates, Series 2007-2.

Offered Certificates:
The Class III-A-1, Class III-A-2 and Class III-A-3 Certificates (together and with the Class I-A-1 and Class II-A-1 Certificates, the “Class A Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 Certificates (together, the “Mezzanine Certificates”).

Non-Offered Certificates:	The Class I-A-1 and Class II-A-1 Certificates, Class C Certificates, Class P Certificates and Residual Certificates (together with the Offered Certificates, the “Certificates”).

Group I Certificates:	The Class I-A-1 Certificates.

Group II Certificates:	The Class II-A-1 Certificates.

Group III Certificates:	The Class III-A-1, Class III-A-2 and Class III-A-3 Certificates.

Offering Type:	The Class A and Mezzanine Certificates will be offered publicly pursuant to a Prospectus.

Originator, Sponsor and Servicer:	Option One Mortgage Corporation.

Trustee and Custodian:	Wells Fargo Bank, N.A.

Depositor:	Option One Mortgage Acceptance Corporation.

Co-Lead Managers:	Banc of America Securities LLC and RBS Greenwich Capital.

Co-Managers:	HSBC Securities (USA) Inc., H&R Block Financial Advisors Inc, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Swap Provider:	[TBD]

Swap Administrator:	Wells Fargo Bank, N.A.

Closing Date:	On or about March [12], 2007.

Tax Status:	The Trust will be classified as one or more REMICs for federal income tax purposes.

ERISA Eligibility:	It is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Distribution Dates:	The 25th of each month, or if such day is not a business day, the next succeeding business day, beginning in March 2007.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settle flat).

Day Count:	Actual/360.

Payment Delay:	0 days.

SUMMARY OF TERMS (Continued)

Stepped Servicing Fees:
Approximately 0.30% per annum on the aggregate principal balance of the Mortgage Loans for months 1 through 10 from the month of the Closing Date, approximately 0.40% per annum on the aggregate principal balance of the Mortgage Loans for months 11 through 30 from the month of the Closing Date and approximately 0.65% per annum on the aggregate principal balance of the Mortgage Loans for months 31 and thereafter from the month of the Closing Date.

Trustee Fees:	Approximately 0.0030% per annum on the aggregate principal balance of the Mortgage Loans.

Cut-off Date:	For each Mortgage Loan, the later of (i) the origination date of each Mortgage Loan or (ii) the close of business February 1, 2007.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans will be approximately $983,267,845, of which: (i) approximately $240,881,787 will consist of a pool of conforming balance adjustable-rate and fixed-rate mortgage Loans (the “Group I Mortgage Loans”), (ii) approximately $240,861,577 will consist of a pool of conforming balance adjustable-rate and fixed-rate mortgage Loans (the “Group II Mortgage Loans”) and (iii) approximately $501,524,481 will consist of a pool of conforming and non-conforming balance adjustable-rate and fixed-rate mortgage loans (the “Group III Mortgage Loans” and together with the Group I Mortgage Loans and Group II Mortgage Loans, the “Mortgage Loans”). See the attached collateral descriptions for additional information on the Mortgage Loans as of the Cut-off Date.

Optional Termination Date:
The Servicer will have the right to purchase all of the Mortgage Loans and REO properties on any Distribution Date following the Distribution Date on which the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Servicer fails to exercise its right to such termination, the NIMS Insurer, if any, will have the ability to exercise the termination.

Monthly Servicer Advances:
The Servicer will be obligated to advance funds in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due, but not paid, during the related period on the Mortgage Loans. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds.

CREDIT ENHANCEMENT

Credit Enhancement:
Credit enhancement for the structure is provided by Excess Cashflow, overcollateralization and subordination. In addition, the certificates will also have the benefit of a Swap Agreement.

Certificate Credit Enhancement
(1)  The Class A Certificates are enhanced by Excess Cashflow, approximately 18.10% subordination of the Mezzanine Certificates, and the Overcollateralization Amount.
(2)  The Class M-1 Certificates are enhanced by Excess Cashflow, approximately 13.10% in subordinate Mezzanine Certificates and the Overcollateralization Amount.
(3)  The Class M-2 Certificates are enhanced by Excess Cashflow, approximately 9.05% in subordinate Mezzanine Certificates and the Overcollateralization Amount.
(4)  The Class M-3 Certificates are enhanced by Excess Cashflow, approximately 7.25% in subordinate Mezzanine Certificates and the Overcollateralization Amount.
(5)  The Class M-4 Certificates are enhanced by Excess Cashflow, approximately 5.70% in subordinate Mezzanine Certificates and the Overcollateralization Amount.
(6)  The Class M-5 Certificates are enhanced by Excess Cashflow, approximately 4.20% in subordinate Mezzanine Certificates and the Overcollateralization Amount.
(7)  The Class M-6 Certificates are enhanced by Excess Cashflow, approximately 3.15% in subordinate Mezzanine Certificates and the Overcollateralization Amount.
(8)  The Class M-7 Certificates are enhanced by Excess Cashflow, approximately 1.95% in subordinate Mezzanine Certificates and the Overcollateralization Amount.
(9)  The Class M-8 Certificates are enhanced by Excess Cashflow, approximately 1.20% in subordinate Mezzanine Certificates and the Overcollateralization Amount.
(10)    The Class M-9 Certificates are enhanced by Excess Cashflow and the Overcollateralization Amount.

CREDIT ENHANCEMENT (Continued)

Overcollateralization Target Amount:
Prior to the Stepdown Date, 2.90% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On and after the Stepdown Date, if a Trigger Event is not in effect, the greater of (x) 5.80% of the aggregate current principal balance of the Mortgage Loans and (y) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If a Trigger Event is in effect, the Overcollateralization Target Amount will be the Overcollateralization Target Amount from the previous period.

Expected Credit Support Percentage:	Class	Initial Credit Support	After Stepdown Support
	A	21.00%	42.00%
	M-1	16.00%	32.00%
	M-2	11.95%	23.90%
	M-3	10.15%	20.30%
	M-4	8.60%	17.20%
	M-5	7.10%	14.20%
	M-6	6.05%	12.10%
	M-7	4.85%	9.70%
	M-8	4.10%	8.20%
	M-9	2.90%	5.80%

Overcollateralization Amount:
The Overcollateralization Amount is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Certificates (other than the Class C Certificates). On the Closing Date, the Overcollateralization Amount is expected to equal the Overcollateralization Target Amount. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to restore the Overcollateralization Amount to the Overcollateralization Target Amount.

Overcollateralization Release Amount:
The Overcollateralization Release Amount means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

CREDIT ENHANCEMENT (Continued)

Overcollateralization Deficiency Amount:
The Overcollateralization Deficiency Amount is the excess, if any, of (a) the Overcollateralization Target Amount for such Distribution Date over (b) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the certificate principal balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Realized Losses allocated to any class of Certificates on such Distribution Date.

Available Funds:
Available Funds will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Trustee or the Swap Provider (including any Net Swap Payment or Swap Termination Payment owed to the Swap Account other than any Swap Termination Payment due to a Swap Provider Trigger Event): (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related due date and received by the Servicer by the determination date, after deduction of the Trustee Fee for such Distribution Date, the Servicing Fee for such Distribution Date, any accrued and unpaid Servicing Fees and Trustee Fees in respect of any prior Distribution Dates, (ii) unscheduled payments in respect of the Mortgage Loans, including prepayments, net liquidation proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the Servicer in connection with Advances and prepayment interest shortfalls for such Distribution Date.

Excess Cashflow:
For the Certificates and each Distribution Date is equal to the sum of (x) any Overcollateralization Release Amount and (y) the excess, if any, of the Available Funds over the sum of (i) the current and unpaid interest paid on the Class A Certificates and the current interest paid on the Mezzanine Certificates and (ii) the Principal Remittance Amount.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date after the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in March 2010 and (b) the first Distribution Date on which the Credit Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to 42.00%. The Credit Enhancement Percentage is obtained by dividing (x) the aggregate certificate principal balance of the Mezzanine Certificates and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans.

CREDIT ENHANCEMENT (Continued)

Trigger Event:
A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date (i) if the 60+ day delinquency percentage (including loans that are in bankruptcy or foreclosure and are 60+ days delinquent or that are REO) is greater than [38.10%] of the Credit Enhancement Percentage for the prior distribution date or (ii) if the Cumulative Realized Loss Percentage exceeds the values defined below:

	Distribution Dates	Cumulative Realized Loss Percentage
	March 2009 - February 2010	[1.60%] for March 2009, plus 1/12 of [1.95%] thereafter
	March 2010 - February 2011	[3.55%] for March 2010, plus 1/12 of [1.95%] thereafter
	March 2011 - February 2012	[5.50%] for March 2011, plus 1/12 of [1.60%] thereafter
	March 2012 - February 2013	[7.10%] for March 2012, plus 1/12 of [0.75%] thereafter
	March 2013 and thereafter	[7.85%]

PASS-THROUGH RATES

Pass-Through Rate:
The Pass-Through Rate for each class of the Offered Certificates for any Distribution Date will be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate is the lesser of:
(i) the sum of (a) one-month LIBOR as determined for the related period and (b) the certificate margin for the applicable class, and
(ii) the Maximum Cap Rate for such Distribution Date.
On each Distribution Date after the Optional Termination Date, the certificate margins for the Class A Certificates will be 2 times their initial margins, and the certificate margins for the Mezzanine Certificates will be 1.5 times their respective initial margin.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the mortgage rate less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum mortgage rate (or the mortgage rate in the case of any fixed rate mortgage loan) less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Net WAC Rate:
The Net WAC Rate for each class of Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the (x) weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period, adjusted to reflect unscheduled principal payments made during the Prepayment Period that includes such first day) minus (y) the sum of (i) an amount, expressed as a percentage, equal to the Net Swap Payment payable by the Trust divided by the aggregate principal balance of the Mortgage Loans multiplied by 12 and (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment (other than any Swap Termination Payment due to a Swap Provider Trigger Event), if any, payable by the Trust divided by the aggregate principal balance of the Mortgage Loans multiplied by 12.

Maximum Cap Rate:
The Maximum Cap Rate for each class of Certificates and any Distribution Date is calculated in the same manner as the Net WAC Rate but based on the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans rather than the Adjusted Net Mortgage Rates, plus an amount, expressed as a per annum rate, equal to a fraction, the numerator of which is equal to the Net Swap Payment received by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (subject to adjustment based on the actual number of days elapsed in the related Accrual Period).

PASS-THROUGH RATES (Continued)

Net WAC Rate Carryover Amount:
For any Distribution Date the “Net WAC Rate Carryover Amount” for any class of Certificates is the sum of (1) the excess, if any, of the amount of interest that would have accrued on such class had the Net WAC Rate not applied over the amount of interest actually accrued on such class based on the Net WAC Rate, (2) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Dates, and (3) accrued interest at the related Formula Rate on the amount described in clause (2) for the most recently ended Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available for that purpose.

PASS-THROUGH RATES (Continued)

Swap Agreement:
On the Closing Date, the Trustee, will enter into a swap agreement (the “Swap Agreement”) with an initial notional amount of approximately $954,753,000. Under the Swap Agreement, on or before each Distribution Date beginning with the Distribution Date in March 2007 and ending with the Distribution Date in November 2012, the Trust will be obligated to pay to the Swap Provider an amount equal to the product of (x) a fixed rate equal to [5.20]% per annum (y) the product of (i) the Swap Notional Amount (defined herein) for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Trust will be entitled to receive an amount equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the product of (i) the Swap Notional Amount (defined herein) for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).

The “Swap Notional Amount” for each Distribution Date will be an amount equal to the lesser of (x) the product of (i) the aggregate certificate principal balance of the outstanding Class A and Mezzanine Certificates immediately prior to such Distribution Date and (ii) 1/250 and (y) the scheduled swap notional amount for such Distribution Date as set forth in the “Swap Notional Schedule” herein.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Swap Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificate holders.

INTEREST DISTRIBUTIONS

I.  On each Distribution Date, the Group I Interest Remittance Amount will be distributed from Available Funds in the following order of priority:

(i)     to the holders of the Class I-A-1 Certificates, current interest for such Distribution Date;

(ii)    to the holders of the Class I-A-1 Certificates, the Unpaid Interest Shortfall Amount, if any, for such Distribution Date; and

(iii)  concurrently, to the holders of the Class II-A-1, Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, pro rata, based on their respective entitlements, the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to II(i) and (ii) and III(i) and (ii) below.

II.    On each Distribution Date, the Group II Interest Remittance Amount will be distributed from Available Funds in the following order of priority:

(i)    to the holders of the Class II-A-1 Certificates, current interest for such Distribution Date;

(ii)   to the holders of the Class II-A-1 Certificates, the Unpaid Interest Shortfall Amount, if any, for such Distribution Date; and

(iii)  concurrently, to the holders of the Class I-A-1, Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, pro rata, based on their respective entitlements, the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to I(i) and (ii) above and III(i) and (ii) below.

III.   On each Distribution Date, the Group III Interest Remittance Amount will be distributed from Available Funds in the following order of priority:

(i)    concurrently, to the holders of the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, pro rata, based on their respective entitlements, current interest for such Distribution Date;

(ii)   concurrently, to the holders of the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, pro rata, based on their respective entitlements, the Unpaid Interest Shortfall Amount, if any, for such Distribution Date; and

(iii)  concurrently, to the holders of the Class I-A-1 and Class II-A-1 Certificates, pro rata, based on their respective entitlements, the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to I(i) and (ii) and II(i) and (ii) above.

INTEREST DISTRIBUTIONS (Continued)

IV.  On each Distribution Date, following the distributions made pursuant to clauses I, II and III above, the Trustee shall make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining undistributed for such Distribution Date:

(i)    to the holders of the Class M-1 Certificates, current interest for such class for such Distribution Date;

(ii)   to the holders of the Class M-2 Certificates, current interest for such class for such Distribution Date;

(iii)  to the holders of the Class M-3 Certificates, current interest for such class for such Distribution Date;

(iv)  to the holders of the Class M-4 Certificates, current interest for such class for such Distribution Date;

(v)   to the holders of the Class M-5 Certificates, current interest for such class for such Distribution Date;

(vi)  to the holders of the Class M-6 Certificates, current interest for such class for such Distribution Date;

(vii) to the holders of the Class M-7 Certificates, current interest for such class for such Distribution Date;

(viii) to the holders of the Class M-8 Certificates, current interest for such class for such Distribution Date;

(ix)   to the holders of the Class M-9 Certificates, current interest for such class for such Distribution Date; and

(x)    any remainder as described under “Excess Cashflow Distribution”.

PRINCIPAL DISTRIBUTIONS

I.     On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:

(i)    to the holders of the Class I-A-1 Certificates, until the certificate principal balance thereof has been reduced to zero; and

(ii)   concurrently, on a pro rata basis to the Group II and Group III Certificates (allocated among the Group III Certificates as described below), until the certificate principal balances thereof have been reduced to zero, after the distributions pursuant to II(i) and III(i) below;

II.    On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group II Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:

(i)    to the holders of the Class II-A-1 Certificates, until the certificate principal balance thereof has been reduced to zero; and

(ii)   concurrently, on a pro rata basis to the Group I and Group III Certificates (allocated among the Group III Certificates as described below), until the certificate principal balances thereof have been reduced to zero, after the distributions pursuant to I(i) above and III(i) below;

III.   On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group III Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:

(i)    to the Group III Certificates (allocated among the Group III Certificates as described below), until the certificate principal balance of each such class has been reduced to zero; and

(ii)   concurrently, on a pro rata basis to the Group I and Group II Certificates, until the certificate principal balances thereof have been reduced to zero, after the distributions pursuant to I(i) and II(i) above.

IV.   On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed after I, II and III above for such Distribution Date shall be made in the following amounts and order of priority:

(i)     to the Class M-1 Certificates until the certificate principal balance is reduced to zero;

(ii)    to the Class M-2 Certificates until the certificate principal balance is reduced to zero;

(iii)   to the Class M-3 Certificates until the certificate principal balance is reduced to zero;

(iv)   to the Class M-4 Certificates until the certificate principal balance is reduced to zero;

(v)    to the Class M-5 Certificates until the certificate principal balance is reduced to zero;

(vi)   to the Class M-6 Certificates until the certificate principal balance is reduced to zero;

(vii)  to the Class M-7 Certificates until the certificate principal balance is reduced to zero;

(viii) to the Class M-8 Certificates until the certificate principal balance is reduced to zero; and

(ix)   to the Class M-9 Certificates until the certificate principal balance is reduced to zero.

PRINCIPAL DISTRIBUTIONS (Continued)

V.    On each Distribution Date, (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount will be distributed in the following order of priority:

(i)    to the Class I-A-1 Certificates, the Group I Senior Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero; and

(ii)   concurrently, on a pro rata basis to the Group II and Group III Certificates (allocated among the Group III Certificates as described below), the Group II and Group III Senior Principal Distribution Amounts remaining undistributed, until the certificate principal balances thereof have been reduced to zero.

VI.   On each Distribution Date, (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group II Principal Distribution Amount will be distributed in the following order of priority:

(i)    to the Class II-A-1 Certificates, the Group II Senior Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero; and

(ii)   concurrently, on a pro rata basis to the Group I and Group III Certificates (allocated among the Group III Certificates as described below), the Group I and Group III Senior Principal Distribution Amounts remaining undistributed, until the certificate principal balances of thereof have been reduced to zero.

VII.  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group II Principal Distribution Amount will be distributed in the following order of priority:

(i)    to the Group III Certificates (allocated among the Group III Certificates as described below), the Group III Senior Principal Distribution Amount until the certificate principal balances thereof have been reduced to zero; and

(ii)   concurrently, on a pro rata basis to the Group I and Group II Certificates, the Group I and Group II Senior Principal Distribution Amounts remaining undistributed, until the certificate principal balances thereof have been reduced to zero.

PRINCIPAL DISTRIBUTIONS (Continued)

VIII.    On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed after V, VI and VII above for such Distribution Date shall be made in the following amounts and order of priority:

(i)        to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

(ii)  to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

(iii)     to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

(iv)     to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

(v)      to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

(vi)     to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

(vii)    to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

(viii)   to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero; and

(ix)     to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero.

With respect to the Group III Certificates, all principal distributions will be distributed sequentially, to the holders of the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided however, if all the Mezzanine Certificates and the Overcollateralization Amount have been reduced to zero, such principal will be distributed concurrently to the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, pro rata, until each such class has been reduced to zero.

EXCESS CASHFLOW DISTRIBUTION

On each Distribution Date, any Excess Cashflow shall be paid as follows:

(i)         to restore or maintain the Overcollateralization Amount to the Overcollateralization Target Amount payable in the same manner and priorities as described under Principal Distributions above;

(ii)        to the Class M-1 Certificates, any Unpaid Interest Shortfall Amount;

(iii)       to the Class M-1 Certificates, any Allocated Realized Loss Amounts;

(iv)       to the Class M-2 Certificates, any Unpaid Interest Shortfall Amount;

(v)        to the Class M-2 Certificates, any Allocated Realized Loss Amounts;

(vi)       to the Class M-3 Certificates, any Unpaid Interest Shortfall Amount;

(vii)      to the Class M-3 Certificates, any Allocated Realized Loss Amounts;

(viii)     to the Class M-4 Certificates, any Unpaid Interest Shortfall Amount;

(ix)        to the Class M-4 Certificates, any Allocated Realized Loss Amounts;

(x)         to the Class M-5 Certificates, any Unpaid Interest Shortfall Amount;

(xi)        to the Class M-5 Certificates, any Allocated Realized Loss Amounts;

(xii)       to the Class M-6 Certificates, any Unpaid Interest Shortfall Amount;

(xiii)      to the Class M-6 Certificates, any Allocated Realized Loss Amounts;

(xiv)     to the Class M-7 Certificates, any Unpaid Interest Shortfall Amount;

(xv)      to the Class M-7 Certificates, any Allocated Realized Loss Amounts;

(xvi)     to the Class M-8 Certificates, any Unpaid Interest Shortfall Amount;

(xvii)    to the Class M-8 Certificates, any Allocated Realized Loss Amounts;

(xviii)   to the Class M-9 Certificates, any Unpaid Interest Shortfall Amount;

(xix)     to the Class M-9 Certificates, any Allocated Realized Loss Amounts;

(xx)      an amount equal to any Net WAC Rate Carryover Amounts first, to each class of Class A Certificates, any related Net WAC Carryover Amount, pro rata based on the Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates to the extent of the Net WAC Carryover Amount for each such class;

(xxi)     to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

(xxii)    to the Class C Certificates as provided in the pooling and servicing agreement; and

(xxiii)   any remaining amounts to the Residual Certificates which are not offered hereby.

SWAP PAYMENT DISTRIBUTION

(A)    On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i)    to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date; and

(ii)   to the Swap Provider, any Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement.

(B)    On each Distribution Date, any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:

(i)    to each class of the Class A Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)   to the Mezzanine Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from a prior Distribution Date;

(iii) to the Class A Certificates and to the Mezzanine Certificates, any principal in accordance with the principal payment provisions in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)  to the Mezzanine Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v)  an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A and Mezzanine Certificates to such Certificates, first concurrently, to each class of Class A Certificates, pro rata based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

DEFINITIONS

Allocated Realized Loss Amount:
An Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Certificates on such Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

Class M-1 Principal Distribution Amount:
The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount) and the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 68.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount:
The Class M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount) and the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 76.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)

Class M-3 Principal Distribution Amount:
The Class M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount) and the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 79.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount:
The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), and the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 82.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)

Class M-5 Principal Distribution Amount:
The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), and the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-6 Principal Distribution Amount:
The Class M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount) and the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)

Class M-7 Principal Distribution Amount:
The Class M-7 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount) and the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-8 Principal Distribution Amount:
The Class M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount), the Class M-7 Certificates (after taking into account the Class M-7 Principal Distribution Amount) and the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)

Class M-9 Principal Distribution Amount:
The Class M-9 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount), the Class M-7 Certificates (after taking into account the Class M-7 Principal Distribution Amount), the Class M-8 Certificates (after taking into account the Class M-8 Principal Distribution Amount) and the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)

Extra Principal Distribution Amount:
The Extra Principal Distribution Amount with respect to any Distribution Date is the lesser of (x) the Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

Group I Basic Principal Distribution Amount:
The Group I Basic Principal Distribution Amount means with respect to any Distribution Date (A) the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group I Principal Percentage minus (B) the pro rata portion of the amount of the Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event) due to the Swap Provider and remaining unpaid from the Interest Remittance Amount on such Distribution Date.

Group I Interest Remittance Amount:
The Group I Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

Group I Principal Distribution Amount:
The Group I Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group I Principal Percentage.

Group I Principal Percentage:
The Group I Principal Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

DEFINITIONS (Continued)

Group I Principal Remittance Amount:
The Group I Principal Remittance Amount means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group I Mortgage Loans.

Group I Senior Principal Distribution Amount:
Group I Senior Principal Distribution Amount means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the certificate principal balance of the Class I-A-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 58.00% and (2) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (y) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group I Mortgage Loans on the Cut-off Date.

DEFINITIONS (Continued)

Group II Basic Principal Distribution Amount:
The Group II Basic Principal Distribution Amount means with respect to any Distribution Date (A) the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group II Principal Percentage minus (B) the pro rata portion of the amount of the Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event) due to the Swap Provider and remaining unpaid from the Interest Remittance Amount on such Distribution Date.

Group II Interest Remittance Amount:
The Group II Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group II Principal Percentage.

Group II Principal Percentage:
The Group II Principal Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

DEFINITIONS (Continued)

Group II Principal Remittance Amount:
The Group II Principal Remittance Amount means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group II Mortgage Loans.

Group II Senior Principal Distribution Amount:
Group II Senior Principal Distribution Amount means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the certificate principal balance of the Class II-A-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 58.00% and (2) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (y) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group II Mortgage Loans on the Cut-off Date.

DEFINITIONS (Continued)

Group III Basic Principal Distribution Amount:
The Group III Basic Principal Distribution Amount means with respect to any Distribution Date (A) the excess of (i) the Group III Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group III Principal Percentage minus (B) the pro rata portion of the amount of the Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event) due to the Swap Provider and remaining unpaid from the Interest Remittance Amount on such Distribution Date.

Group III Interest Remittance Amount:
The Group III Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group III Mortgage Loans.

Group III Principal Distribution Amount:
The Group III Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group III Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group III Principal Percentage.

Group III Principal Percentage:
The Group III Principal Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group III Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

DEFINITIONS (Continued)

Group III Principal Remittance Amount:
The Group III Principal Remittance Amount means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group III Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group III Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such Prepayment Period with respect to the Group III Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group III Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group III Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group III Mortgage Loans.

Group III Senior Principal Distribution Amount:
Group III Senior Principal Distribution Amount means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate certificate principal balance of the Group III Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 58.00% and (2) the aggregate principal balance of the Group III Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (y) the aggregate principal balance of the Group III Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group III Mortgage Loans on the Cut-off Date.

DEFINITIONS (Continued)

Interest Remittance Amount:	The Interest Remittance Amount is the sum of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount.

Principal Remittance Amount:	The Principal Remittance Amount is the sum of the Group I Principal Remittance Amount, the Group II Principal Remittance Amount and the Group III Principal Remittance Amount.

Principal Distribution Amount:	The Principal Distribution Amount is the sum of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount.

Senior Principal Distribution Amount:
The Senior Principal Distribution Amount is an amount equal to the sum of (i) the Group I Senior Principal Distribution Amount, (ii) the Group II Senior Principal Distribution Amount and (iii) the Group III Senior Principal Distribution Amount.

Realized Loss:
Realized Loss means, with respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds and insurance proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances and Servicing Fees in respect of such Mortgage Loan. All Realized Losses on the Mortgage Loans will be allocated on each Distribution Date, first to the Excess Cashflow, second to the Net Swap Payment to the Trust, if any, and after B(i) and B(ii) in the Swap Payment Distribution, third, in reduction of the Overcollateralization Amount, fourth, to the Class M-9 Certificates, fifth to the Class M-8 Certificates, sixth to the Class M-7 Certificates, seventh to the Class M-6 Certificates, eighth to the Class M-5 Certificates, ninth to the Class M-4 Certificates, tenth to the Class M-3 Certificates, eleventh to the Class M-2 Certificates and twelfth to the Class M-1 Certificates. An allocation of any Realized Losses to a Mezzanine Certificate on any Distribution Date will be made by reducing the certificate principal balance thereof, after taking into account all distributions made thereon on such Distribution Date. Realized Losses will not be allocated to the Class A Certificates. However it is possible that under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which such Certificates are then entitled.

DESCRIPTION OF COLLATERAL

MORTGAGE LOANS
Summary	Total	Minimum	Maximum

Cut-off Date Principal Balance	$983,267,845.30	$14,991.82	$1,400,000.00
Number of Loans	4,898
Average Original Loan Balance	$200,890.42	$15,000.00	$1,400,000.00
Average Current Loan Balance	$200,748.85
(1) Weighted Average Combined Original LTV	79.79%	19.61%	100.00%
(1) Weighted Average Gross Coupon	8.492%	5.500%	15.050%
(1) (2) Weighted Average Gross Margin	5.867%	2.750%	9.000%
(1) (2) Weighted Average Term to Next Rate Adjustment Date (months)	26	10	179
(1) Weighted Average Remaining Term to Maturity (months)	358	115	479
(1) (3) Weighted Average Credit Score	604	500	791

(1) Weighted Average reflected in Total. (2) Adjustable Rate Mortgage Loans Only (3) 99.53% of the Mortgage Loans have Credit Scores.

	Range	Percent of Cut-off Date Principal Balance
Product Type	Adjustable	96.45%
	Fixed	3.55%

Interest Only Loans		16.85%
Balloon Loans		32.18%

Lien	First	96.45%
	Second	3.55%

Property Type	Single Family	76.14%
	PUD	11.52%
	2-4 Family	7.24%
	Low Rise Condo	4.07%
	High Rise Condo	0.63%
	Condotel	0.21%
	Condo	0.18%

Occupancy Status	Owner Occupied	91.17%
	Non-Owner Occupied	7.46%
	Second Home	1.37%

Geographic Distribution	California	24.34%
	Florida	12.04%
	New York	8.02%
	New Jersey	5.34%
	Massachusetts	5.28%

Number of States	47
Largest Zip Code Concentration	95127	0.46%
Loans with Mortgage Insurance		0.00%
Loans with Prepayment Penalties		70.99%

Range of Mortgage Coupons (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Current Mortgage Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
5.001% to 5.500%	1	$630,000.00	0.06%	43.05%	5.500%	650	70.00%	360	358	2
5.501% to 6.000%	55	19,702,112.54	2.00	43.24	5.861	638	75.31	360	359	1
6.001% to 6.500%	115	41,289,379.07	4.20	45.99	6.320	636	79.49	360	359	1
6.501% to 7.000%	281	92,927,603.86	9.45	42.23	6.807	627	76.96	360	358	2
7.001% to 7.500%	359	114,819,652.12	11.68	43.78	7.297	624	77.19	360	358	2
7.501% to 8.000%	497	141,914,445.14	14.43	42.78	7.787	616	79.35	360	358	2
8.001% to 8.500%	488	125,480,874.07	12.76	42.27	8.305	606	79.38	360	358	2
8.501% to 9.000%	679	165,052,351.95	16.79	41.71	8.782	592	79.31	360	358	2
9.001% to 9.500%	449	85,098,612.76	8.65	41.35	9.281	588	80.44	360	358	2
9.501% to 10.000%	654	82,128,105.75	8.35	42.19	9.777	577	81.41	360	358	2
10.001% to 10.500%	223	33,095,587.79	3.37	41.53	10.300	573	80.53	360	358	2
10.501% to 11.000%	203	25,714,486.50	2.62	40.99	10.764	574	83.21	360	358	2
11.001% to 11.500%	113	13,417,603.14	1.36	41.63	11.255	570	84.72	360	358	2
11.501% to 12.000%	128	12,465,670.72	1.27	41.61	11.756	576	81.28	360	357	2
12.001% to 12.500%	93	7,742,232.12	0.79	41.88	12.264	591	86.51	360	358	2
12.501% to 13.000%	65	4,496,272.80	0.46	42.71	12.786	607	95.90	358	355	3
13.001% to 13.500%	56	2,531,700.60	0.26	41.16	13.252	608	99.98	357	353	4
13.501% to 14.000%	94	3,465,580.73	0.35	45.46	13.751	595	99.93	360	356	4
14.001% to 14.500%	313	10,446,859.83	1.06	42.45	14.263	589	99.98	359	354	4
14.501% to 15.000%	31	825,323.97	0.08	41.77	14.693	581	99.82	360	356	4
15.001% to 15.500%	1	23,389.84	0.00	38.28	15.050	606	100.00	360	357	3
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Combined Original Loan-to-Value Ratio (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Combined LTV	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
15.01% to 20.00%	1	$99,937.52	0.01%	33.62%	8.350%	588	19.61%	360	359	1
20.01% to 25.00%	7	868,803.85	0.09	45.09	9.211	556	22.78	360	359	1
25.01% to 30.00%	8	1,322,165.63	0.13	30.27	9.210	577	27.73	360	359	1
30.01% to 35.00%	3	344,697.30	0.04	39.95	8.866	546	33.79	360	358	2
35.01% to 40.00%	26	4,251,377.73	0.43	36.87	8.489	562	38.25	360	359	1
40.01% to 45.00%	39	8,344,602.31	0.85	38.85	8.030	580	43.22	360	358	2
45.01% to 50.00%	53	12,563,650.21	1.28	40.38	8.504	572	48.13	360	359	1
50.01% to 55.00%	72	14,110,956.81	1.44	40.05	8.536	594	53.04	359	358	2
55.01% to 60.00%	134	28,525,559.07	2.90	41.15	8.261	589	57.84	360	359	1
60.01% to 65.00%	205	48,918,302.56	4.98	41.44	8.312	582	63.44	360	358	2
65.01% to 70.00%	219	55,869,874.11	5.68	42.40	8.147	592	68.74	360	358	2
70.01% to 75.00%	388	99,509,385.42	10.12	41.83	8.254	584	74.15	360	358	2
75.01% to 80.00%	1,477	348,308,858.29	35.42	42.53	8.239	606	79.53	360	358	2
80.01% to 85.00%	337	93,341,702.26	9.49	43.18	8.080	602	84.34	360	358	2
85.01% to 90.00%	626	153,122,454.16	15.57	43.38	8.440	612	89.72	360	358	2
90.01% to 95.00%	137	28,699,546.71	2.92	41.96	9.216	641	94.79	360	358	2
95.01% to 100.00%	1,166	85,065,971.36	8.65	43.10	10.533	633	99.95	360	357	3
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Cut-off Date Principal Balance ($)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Cut-Off Balance	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
$0 to $25,000.00	403	$8,260,690.02	0.84%	39.90%	12.354%	598	99.90%	359	355	4
$25,000.01 to $50,000.00	370	13,215,163.25	1.34	42.19	12.516	605	98.59	359	355	4
$50,000.01 to $75,000.00	291	18,113,458.20	1.84	39.55	11.636	611	87.89	358	356	3
$75,000.01 to $100,000.00	318	28,358,853.98	2.88	38.14	10.088	604	79.57	359	358	2
$100,000.01 to $125,000.00	470	52,974,267.36	5.39	39.17	9.449	589	78.41	360	358	2
$125,000.01 to $150,000.00	458	63,111,618.29	6.42	40.91	9.063	595	79.74	360	359	2
$150,000.01 to $175,000.00	366	59,353,156.68	6.04	41.26	8.804	590	77.68	360	358	2
$175,000.01 to $200,000.00	381	71,736,981.54	7.30	41.37	8.641	595	77.78	360	358	2
$200,000.01 to $225,000.00	290	61,723,836.01	6.28	41.73	8.467	593	78.51	359	358	2
$225,000.01 to $250,000.00	198	47,073,900.18	4.79	43.96	8.293	597	77.57	360	358	2
$250,000.01 to $275,000.00	190	49,738,592.53	5.06	43.34	8.302	596	77.98	360	358	2
$275,000.01 to $300,000.00	180	51,736,401.25	5.26	43.62	8.336	600	79.26	360	358	2
$300,000.01 to $325,000.00	147	46,021,013.86	4.68	42.87	7.975	605	80.15	360	358	2
$325,000.01 to $350,000.00	125	42,155,752.70	4.29	44.02	8.051	607	81.45	360	358	2
$350,000.01 to $375,000.00	113	40,930,218.36	4.16	43.51	7.862	604	79.72	360	358	2
$375,000.01 to $400,000.00	96	37,291,171.91	3.79	44.35	7.965	611	79.90	360	358	2
$400,000.01 to $425,000.00	52	21,438,449.77	2.18	42.70	8.218	608	80.60	360	358	2
$425,000.01 to $450,000.00	66	28,844,075.72	2.93	42.77	7.717	606	78.59	360	358	2
$450,000.01 to $475,000.00	51	23,617,284.83	2.40	43.41	8.018	613	80.42	360	358	2
$475,000.01 to $500,000.00	43	20,955,551.65	2.13	42.75	7.975	615	79.61	360	358	2
$500,000.01 to $525,000.00	37	19,028,012.40	1.94	43.88	7.653	621	81.62	360	358	2
$525,000.01 to $550,000.00	34	18,345,814.20	1.87	42.77	7.666	638	84.07	360	358	2
$550,000.01 to $575,000.00	34	19,072,662.40	1.94	45.33	7.766	630	82.87	360	358	2
$575,000.01 to $600,000.00	34	20,102,609.96	2.04	43.74	7.844	622	80.95	360	358	2
$600,000.01 to $625,000.00	22	13,453,747.91	1.37	45.80	7.771	636	83.93	360	358	2
$625,000.01 to $650,000.00	20	12,734,057.93	1.30	43.85	7.825	626	84.47	360	358	2
$650,000.01 to $675,000.00	11	7,289,267.64	0.74	41.45	8.191	622	83.75	360	358	2
$675,000.01 to $700,000.00	12	8,274,443.76	0.84	43.32	8.114	579	75.56	360	358	2
$700,000.01 to $725,000.00	13	9,297,232.34	0.95	43.23	7.399	632	84.32	360	358	2
$725,000.01 to $750,000.00	16	11,870,581.90	1.21	44.53	7.617	622	76.04	360	358	2
$750,000.01 to $775,000.00	1	767,807.03	0.08	47.95	8.450	559	80.00	360	359	1
$775,000.01 to $800,000.00	4	3,175,384.14	0.32	41.88	7.482	638	74.71	360	359	1
$800,000.01 or greater	52	53,205,785.60	5.41	43.05	7.902	612	74.59	360	358	2
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Original Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Term	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
120	2	$73,384.85	0.01%	35.08%	13.238%	583	100.00%	120	115	5
180	5	426,819.95	0.04	39.10	8.852	619	86.13	180	178	2
240	3	130,805.87	0.01	43.54	13.146	605	77.85	240	237	3
360	4,887	982,500,038.86	99.92	42.45	8.491	604	79.79	360	358	2
480	1	136,795.77	0.01	42.79	8.670	561	69.81	480	479	1
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Remaining Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Remaining Term	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
111 to 115	2	$73,384.85	0.01%	35.08%	13.238%	583	100.00%	120	115	5
171 to 175	2	55,583.67	0.01	40.38	11.196	622	100.00	180	174	6
176 to 180	3	371,236.28	0.04	38.91	8.501	618	84.05	180	178	2
231 to 235	1	38,596.20	0.00	41.08	13.260	576	100.00	240	234	6
236 to 240	2	92,209.67	0.01	44.57	13.099	618	68.58	240	238	2
346 to 350	8	1,199,325.22	0.12	43.53	7.945	640	80.62	360	348	12
351 to 355	489	36,675,802.60	3.73	44.14	9.940	611	90.16	360	354	6
356 to 360	4,390	944,624,911.04	96.07	42.39	8.435	604	79.38	360	358	2
476 to 480	1	136,795.77	0.01	42.79	8.670	561	69.81	480	479	1
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Credit Score

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Score	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
751 to 800	28	$5,666,269.45	0.58%	35.78%	7.689%	772	83.16%	360	357	3
701 to 750	99	25,332,923.25	2.58	42.92	7.838	721	87.84	360	358	2
651 to 700	518	128,986,834.43	13.12	42.78	7.891	669	84.24	360	358	2
601 to 650	1,671	367,627,319.52	37.39	42.60	8.105	624	81.08	360	358	2
551 to 600	1,824	300,486,234.11	30.56	41.97	8.836	577	78.37	360	358	2
501 to 550	727	149,800,640.19	15.23	42.96	9.352	530	74.46	360	358	2
451 to 500	3	749,810.94	0.08	53.13	9.699	500	66.83	360	358	2
Not Available	28	4,617,813.41	0.47	38.88	10.158	0	71.85	360	358	2
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Credit Grade

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Grade	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
A	286	$64,466,625.80	6.56%	42.28%	8.858%	565	76.32%	360	358	2
AA	593	132,447,122.48	13.47	42.89	8.812	572	79.59	360	358	2
AAA	71	7,185,522.90	0.73	39.56	9.077	716	84.96	359	353	6
AA+	3,536	696,264,291.19	70.81	42.37	8.245	618	81.14	360	358	2
B	240	50,950,290.80	5.18	43.01	9.447	558	72.90	360	359	2
C	115	21,967,511.21	2.23	42.23	9.886	567	71.57	360	358	2
CC	57	9,986,480.92	1.02	42.15	10.750	565	60.23	360	358	2
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Property Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Property Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Single Family	3,786	$748,661,120.85	76.14%	42.22%	8.477%	602	79.62%	360	358	2
PUD	577	113,293,503.80	11.52	43.09	8.508	603	80.70	360	358	2
2-4 Family	260	71,185,777.40	7.24	43.87	8.512	618	78.94	360	358	2
Low Rise Condo	239	40,010,593.38	4.07	43.48	8.653	608	81.80	359	357	2
High Rise Condo	19	6,187,052.97	0.63	39.57	8.753	634	76.19	360	359	1
Condotel	6	2,111,914.80	0.21	29.05	7.785	709	84.63	360	359	1
Condo	11	1,817,882.10	0.18	45.18	9.420	629	89.67	360	359	1
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Occupancy Status

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Occupancy	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Owner Occupied	4,479	$896,477,920.63	91.17%	42.64%	8.449%	602	79.70%	360	358	2
Non-Owner Occupied	368	73,342,078.30	7.46	40.26	9.017	629	81.12	360	358	2
Second Home	51	13,447,846.37	1.37	41.30	8.516	620	78.31	360	358	2
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Documentation

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Documentation	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Full	3,294	$557,120,003.68	56.66%	43.36%	8.493%	596	81.34%	360	358	2
Stated Income	1,370	362,446,014.39	36.86	41.60	8.497	614	77.08	360	358	2
Business Bank Statements	128	43,238,361.87	4.40	38.24	8.283	604	81.85	360	358	2
Limited Income	61	13,209,432.78	1.34	40.75	8.925	636	79.37	360	357	3
No Documentation	39	6,634,076.11	0.67	0.00	8.557	694	85.25	360	358	2
No Ratio	6	619,956.47	0.06	0.00	9.306	718	82.92	360	352	8
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Loan Purpose

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Loan Purpose	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
C/O Refi	2,404	$610,726,659.75	62.11%	42.24%	8.216%	596	76.15%	360	358	2
Purchase	2,012	268,570,203.75	27.31	42.45	9.070	627	87.50	360	358	2
R/T Refi	482	103,970,981.80	10.57	43.64	8.623	592	81.27	360	358	2
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Product Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Product Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
10 Year Fixed	2	$73,384.85	0.01%	35.08%	13.238%	583	100.00%	120	115	5
15 Year Fixed	2	55,583.67	0.01	40.38	11.196	622	100.00	180	174	6
15/15 ARM	3	188,504.63	0.02	37.18	10.858	638	100.00	360	359	1
20 Year Fixed	3	130,805.87	0.01	43.54	13.146	605	77.85	240	237	3
2/13 ARM	3	371,236.28	0.04	38.91	8.501	618	84.05	180	178	2
2/28 ARM	2,109	418,194,833.92	42.53	41.26	8.929	590	78.34	360	358	2
2/28 ARM with 10 yr IO	62	20,154,622.46	2.05	45.38	7.405	636	80.50	360	358	2
2/28 ARM with 2 yr IO	6	1,641,004.42	0.17	49.31	7.631	711	78.04	360	353	7
2/28 ARM with 5 yr IO	287	108,072,542.65	10.99	43.46	7.265	641	79.46	360	358	2
2/28 ARM Balloon	976	275,283,514.36	28.00	43.50	8.133	600	80.25	360	358	2
2/38 ARM	1	136,795.77	0.01	42.79	8.670	561	69.81	480	479	1
30 Year Fixed	940	34,634,404.67	3.52	42.85	12.593	613	99.83	360	356	4
3/27 ARM	79	16,499,122.47	1.68	44.59	8.776	592	78.61	360	358	2
3/27 ARM with 10 yr IO	3	655,400.00	0.07	47.22	6.761	640	67.16	360	358	2
3/27 ARM with 3 yr IO	3	585,280.00	0.06	37.91	7.474	706	78.94	360	354	6
3/27 ARM with 5 yr IO	7	2,595,000.37	0.26	43.94	7.256	645	82.40	360	358	2
3/27 ARM Balloon	43	10,809,177.34	1.10	44.35	8.545	600	81.28	360	358	2
5/25 ARM	162	30,889,742.96	3.14	39.35	8.343	609	76.92	360	358	2
5/25 ARM with 10 yr IO	11	4,684,888.98	0.48	49.64	6.996	669	82.32	360	358	2
5/25 ARM with 5 yr IO	74	27,293,645.22	2.78	41.90	7.097	654	77.53	360	358	2
5/25 ARM Balloon	122	30,318,354.41	3.08	43.63	7.762	613	78.01	360	359	1
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Interest Only Mortgage Loans

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Interest Only Loans	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Interest Only	453	$165,682,384.10	16.85%	43.64%	7.249%	644	79.33%	360	358	2
Not Interest Only	4,445	817,585,461.20	83.15	42.21	8.744	596	79.88	360	358	2
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Lien Position

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Lien	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1	3,949	$948,318,103.40	96.45%	42.44%	8.341%	604	79.05%	360	358	2
2	949	34,949,741.90	3.55	42.82	12.594	613	99.74	359	355	4
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Prepayment Penalty Term (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Prepayment Penalty Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
0	1,797	$285,237,648.13	29.01%	42.72%	8.982%	603	79.76%	360	358	2
12	251	88,274,074.45	8.98	42.59	8.312	612	77.30	360	358	2
24	2,535	538,571,587.37	54.77	42.31	8.358	601	80.35	360	358	2
30	4	1,067,857.01	0.11	32.40	7.867	630	70.29	360	358	2
36	311	70,116,678.34	7.13	42.38	7.768	621	78.83	360	358	2
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Geographic Distribution

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
California	624	$239,342,553.55	24.34%	43.86%	7.599%	614	79.11%	360	358	2
Florida	603	118,346,938.85	12.04	42.05	8.769	596	77.58	360	358	2
New York	245	78,857,611.14	8.02	43.35	8.374	613	79.20	360	358	2
New Jersey	177	52,536,722.07	5.34	43.79	8.655	602	76.65	360	358	2
Massachusetts	206	51,867,905.41	5.28	44.54	8.503	602	77.72	360	358	2
Texas	553	48,840,375.34	4.97	40.99	9.410	593	84.80	359	357	2
Arizona	142	29,263,184.34	2.98	41.62	8.428	599	79.43	360	358	2
Virginia	136	26,927,108.72	2.74	40.65	8.475	599	76.57	360	358	2
Washington	108	23,257,442.20	2.37	42.91	8.168	599	80.89	360	358	2
Michigan	204	22,432,418.38	2.28	40.54	9.713	597	86.20	360	358	2
Illinois	136	22,375,086.16	2.28	43.23	9.369	595	81.30	360	358	2
Maryland	97	21,130,089.45	2.15	43.12	8.462	593	75.43	360	358	2
Georgia	128	19,796,580.37	2.01	41.56	9.119	603	82.91	360	358	2
Pennsylvania	142	18,744,438.48	1.91	40.15	9.036	589	82.52	360	358	2
North Carolina	131	16,511,991.12	1.68	40.25	9.230	601	82.23	360	358	2
Ohio	175	15,816,975.52	1.61	39.72	9.916	595	87.47	360	358	2
Nevada	68	15,480,628.57	1.57	42.45	8.404	608	80.25	360	358	2
Colorado	91	15,060,378.51	1.53	41.53	8.607	616	82.24	359	357	2
Connecticut	87	14,108,546.12	1.43	41.09	8.652	596	78.63	360	358	2
Oregon	48	11,523,190.21	1.17	41.65	8.293	599	79.23	360	358	2
Hawaii	27	10,980,920.68	1.12	41.67	7.697	653	74.98	360	358	2
Utah	40	8,591,947.31	0.87	37.57	8.216	605	83.36	360	358	2
Maine	50	8,309,724.71	0.85	43.58	8.481	606	81.62	360	358	2
Rhode Island	37	8,283,978.87	0.84	43.44	7.910	616	76.01	360	358	2
New Hampshire	42	7,247,553.38	0.74	44.38	8.698	591	77.79	360	358	2
Minnesota	46	7,238,267.00	0.74	41.72	8.740	607	83.40	360	358	2
South Carolina	48	7,038,424.84	0.72	41.21	8.969	599	81.39	360	358	2
Missouri	55	6,897,947.08	0.70	39.70	9.685	603	87.23	360	358	2
Wisconsin	49	6,743,628.70	0.69	41.47	9.334	591	84.36	360	358	2
Tennessee	53	6,229,011.22	0.63	37.41	8.669	614	83.67	363	361	2
Indiana	73	6,158,495.89	0.63	40.92	9.875	610	87.01	360	358	2
Louisiana	41	5,243,077.63	0.53	36.90	9.223	590	81.03	360	358	2
Alabama	30	4,052,284.93	0.41	38.88	8.910	597	77.65	360	358	2
Vermont	21	3,946,538.29	0.40	43.72	9.236	616	79.85	360	358	2
Idaho	22	3,642,059.57	0.37	35.02	8.791	595	79.38	360	358	2
Oklahoma	36	3,626,950.78	0.37	34.96	9.707	589	85.37	360	358	2
Kentucky	29	3,414,810.84	0.35	41.73	9.351	585	86.22	360	358	2
Delaware	13	2,409,338.21	0.25	44.33	9.227	577	74.72	360	358	2
Montana	11	2,264,416.91	0.23	47.91	8.599	604	79.48	360	359	1
District of Columbia	8	1,848,746.21	0.19	32.90	8.140	590	71.67	360	358	2
Iowa	17	1,734,784.53	0.18	39.65	9.927	589	87.34	360	358	2
Kansas	9	1,353,186.35	0.14	39.72	9.873	604	89.83	360	359	1
Wyoming	13	1,217,780.14	0.12	41.08	9.658	607	87.63	360	358	2
Arkansas	10	821,992.60	0.08	34.49	10.073	584	85.49	353	351	2
Mississippi	8	759,442.06	0.08	40.14	10.345	599	85.28	360	359	1
Alaska	3	651,460.32	0.07	46.16	9.163	579	74.97	360	358	2
Nebraska	4	223,205.39	0.02	36.17	11.262	522	77.01	360	358	2
South Dakota	2	117,706.35	0.01	46.08	10.202	611	83.85	360	358	2
Total:	4,898	$983,267,845.30	100.00%	42.45%	8.492%	604	79.79%	360	358	2

Range of Gross Margins (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Gross Margin	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.501% to 3.000%	21	$3,763,536.23	0.40%	36.94%	7.928%	726	78.18%	360	354	6
3.501% to 4.000%	8	1,441,774.60	0.15	47.19	8.885	595	77.76	360	357	3
4.001% to 4.500%	3	667,741.59	0.07	47.61	8.125	679	80.00	360	353	7
4.501% to 5.000%	30	5,140,636.68	0.54	41.08	9.727	573	78.84	360	358	2
5.001% to 5.500%	59	12,522,648.65	1.32	42.72	8.471	601	79.63	360	358	2
5.501% to 6.000%	3,134	761,836,748.79	80.33	42.38	8.189	609	79.60	360	358	2
6.001% to 6.500%	439	103,549,601.11	10.92	42.48	8.891	579	78.53	360	358	2
6.501% to 7.000%	143	30,777,395.62	3.25	42.87	9.257	576	72.69	360	358	2
7.001% to 7.500%	80	19,630,223.14	2.07	43.70	9.199	581	73.13	360	357	3
7.501% to 8.000%	23	6,497,541.00	0.69	42.74	9.116	590	73.76	360	357	3
8.001% to 8.500%	8	2,051,882.59	0.22	45.27	8.706	565	73.61	360	357	3
8.501% to 9.000%	3	493,936.24	0.05	42.14	9.416	575	75.10	360	358	2
Total:	3,951	$948,373,666.24	100.00%	42.43%	8.341%	604	79.05%	360	358	2

Initial Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Initial Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.000%	4	$928,311.98	0.10%	45.80%	8.230%	564	77.79%	360	356	4
3.000%	3,947	947,445,354.26	99.90	42.43	8.341	604	79.06	360	358	2
Total:	3,951	$948,373,666.24	100.00%	42.43%	8.341%	604	79.05%	360	358	2

Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Subsequent Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.000%	3,951	$948,373,666.24	100.00%	42.43%	8.341%	604	79.05%	360	358	2
Total:	3,951	$948,373,666.24	100.00%	42.43%	8.341%	604	79.05%	360	358	2

Range of Maximum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Maximum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
8.501% to 9.000%	1	$539,456.34	0.06%	47.14%	6.000%	684	100.00%	360	358	2
9.001% to 9.500%	1	190,346.09	0.02	51.01	6.450	627	77.76	360	359	1
9.501% to 10.000%	1	276,143.27	0.03	50.25	6.950	557	65.00	360	359	1
10.001% to 10.500%	3	447,780.44	0.05	31.82	7.427	649	66.02	360	358	2
10.501% to 11.000%	8	1,308,707.22	0.14	41.78	7.720	617	72.16	360	359	1
11.001% to 11.500%	5	1,375,943.13	0.15	41.95	7.017	615	72.86	360	358	2
11.501% to 12.000%	61	20,979,860.64	2.21	43.99	6.114	633	74.91	360	358	2
12.001% to 12.500%	120	41,933,532.23	4.42	45.96	6.377	635	79.58	360	359	1
12.501% to 13.000%	283	92,466,078.57	9.75	42.07	6.829	627	77.00	360	358	2
13.001% to 13.500%	352	112,015,125.59	11.81	43.94	7.306	624	77.09	360	358	2
13.501% to 14.000%	486	139,513,434.37	14.71	42.74	7.780	617	79.40	360	358	2
14.001% to 14.500%	487	125,448,451.99	13.23	42.12	8.285	606	79.39	360	358	2
14.501% to 15.000%	668	162,362,750.87	17.12	41.61	8.773	592	79.27	360	358	2
15.001% to 15.500%	438	86,147,468.60	9.08	41.47	9.260	589	80.46	360	358	2
15.501% to 16.000%	403	77,045,797.59	8.12	42.43	9.720	577	79.95	360	358	2
16.001% to 16.500%	200	31,320,258.77	3.30	41.51	10.296	570	80.57	360	358	2
16.501% to 17.000%	185	25,069,055.36	2.64	41.00	10.748	570	82.48	360	358	2
17.001% to 17.500%	101	13,011,270.47	1.37	41.19	11.210	562	82.57	360	358	2
17.501% to 18.000%	92	10,116,470.57	1.07	40.89	11.711	556	78.80	360	358	2
18.001% to 18.500%	49	5,396,100.04	0.57	41.74	12.226	557	80.87	360	358	2
18.501% to 19.000%	6	1,394,039.74	0.15	40.19	12.458	563	71.63	360	358	2
20.001% to 20.500%	1	15,594.35	0.00	47.10	14.050	587	100.00	360	358	2
Total:	3,951	$948,373,666.24	100.00%	42.43%	8.341%	604	79.05%	360	358	2

Range of Minimum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Minimum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.501% to 3.000%	1	$77,955.54	0.01%	28.80%	12.040%	528	65.00%	360	358	2
3.501% to 4.000%	4	534,125.79	0.06	42.92	10.216	536	77.77	360	359	1
4.501% to 5.000%	26	4,394,061.18	0.46	41.32	9.711	575	77.97	360	359	1
5.001% to 5.500%	46	8,721,941.09	0.92	42.61	8.517	597	78.26	360	359	1
5.501% to 6.000%	2,677	638,526,646.38	67.33	42.32	8.138	614	79.62	360	358	1
6.001% to 6.500%	305	72,584,805.35	7.65	41.70	8.691	581	76.30	360	359	1
6.501% to 7.000%	134	32,263,622.06	3.40	42.62	8.340	597	74.19	360	358	2
7.001% to 7.500%	90	26,554,224.68	2.80	43.11	7.758	603	76.82	360	358	2
7.501% to 8.000%	90	27,297,246.29	2.88	44.93	7.812	603	79.58	360	357	3
8.001% to 8.500%	102	30,048,526.60	3.17	43.17	8.307	598	80.73	360	357	3
8.501% to 9.000%	156	46,417,356.89	4.89	42.71	8.813	580	77.72	360	358	3
9.001% to 9.500%	89	18,391,521.01	1.94	42.27	9.295	578	80.21	360	357	3
9.501% to 10.000%	89	19,698,479.18	2.08	43.08	9.807	565	81.57	360	357	3
10.001% to 10.500%	42	8,696,077.58	0.92	42.29	10.313	542	77.16	360	357	3
10.501% to 11.000%	36	6,043,158.07	0.64	43.00	10.765	542	78.75	360	357	3
11.001% to 11.500%	26	3,391,793.32	0.36	42.21	11.206	545	85.12	360	357	3
11.501% to 12.000%	27	3,401,860.93	0.36	39.88	11.715	528	77.92	360	357	3
12.001% to 12.500%	10	1,240,129.61	0.13	43.43	12.217	522	76.21	360	357	3
12.501% to 13.000%	1	90,134.69	0.01	35.69	12.600	503	95.00	360	355	5
Total:	3,951	$948,373,666.24	100.00%	42.43%	8.341%	604	79.05%	360	358	2

Next Rate Adjustment Date - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
Month	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
of Next Interest	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Rate Adjustment	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2007-12	1	$229,656.08	0.02%	36.24%	8.300%	614	80.00%	360	346	14
2008-01	1	244,000.00	0.03	53.21	6.800	648	80.00	360	347	13
2008-02	1	196,172.80	0.02	52.77	7.550	601	80.00	360	348	12
2008-03	2	216,257.55	0.02	42.85	8.664	641	80.00	360	349	11
2008-04	1	148,269.79	0.02	47.46	8.125	644	80.00	360	350	10
2008-05	5	899,324.27	0.09	42.84	8.178	641	76.42	360	351	9
2008-06	7	1,361,934.79	0.14	45.76	8.160	643	81.83	360	352	8
2008-07	5	1,957,951.03	0.21	52.16	8.382	610	97.91	360	353	7
2008-08	14	3,536,644.97	0.37	45.35	9.390	580	85.61	360	354	6
2008-09	48	12,211,864.52	1.29	44.88	8.952	599	84.58	360	355	5
2008-10	38	9,129,823.77	0.96	45.41	8.845	601	77.70	360	356	4
2008-11	264	69,936,859.57	7.37	42.90	8.636	572	79.31	360	357	3
2008-12	1,202	302,715,051.98	31.92	42.70	8.447	590	78.10	360	358	2
2009-01	1,854	420,879,638.74	44.38	41.89	8.304	614	79.67	360	359	1
2009-02	1	191,100.00	0.02	41.09	11.350	537	65.00	360	360	0
2009-07	2	594,221.40	0.06	42.96	7.425	674	78.95	360	353	7
2009-08	2	452,280.00	0.05	35.33	7.728	642	86.96	360	354	6
2009-09	1	197,863.50	0.02	37.10	6.625	723	73.07	360	355	5
2009-10	5	1,551,222.09	0.16	45.27	8.682	626	86.52	360	356	4
2009-11	13	5,015,131.24	0.53	47.70	8.272	572	75.13	360	357	3
2009-12	36	7,495,518.46	0.79	43.05	8.852	584	78.86	360	358	2
2010-01	76	15,837,743.49	1.67	44.35	8.478	613	80.61	360	359	1
2011-04	1	128,000.00	0.01	19.20	7.500	725	80.00	360	350	10
2011-06	3	483,200.00	0.05	40.19	9.375	789	80.00	360	352	8
2011-07	6	1,052,046.07	0.11	39.38	8.512	710	82.19	360	353	7
2011-08	2	440,800.00	0.05	32.98	7.981	743	80.00	360	354	6
2011-09	2	562,248.97	0.06	52.18	6.643	630	88.60	360	355	5
2011-10	4	985,852.76	0.10	53.67	7.729	613	79.30	360	356	4
2011-11	8	2,196,619.64	0.23	37.21	7.744	611	80.67	360	357	3
2011-12	149	37,491,198.34	3.95	41.35	7.791	615	76.17	360	358	2
2012-01	194	49,846,665.79	5.26	42.54	7.645	632	78.47	360	359	1
2021-12	2	55,562.84	0.01	37.30	12.791	642	100.00	360	358	2
2022-01	1	132,941.79	0.01	37.13	10.050	637	100.00	360	359	1
Total:	3,951	$948,373,666.24	100.00%	42.43%	8.341%	604	79.05%	360	358	2

DESCRIPTION OF COLLATERAL

GROUP 3 MORTGAGE LOANS
Summary	Total	Minimum	Maximum

Cut-off Date Principal Balance	$501,524,481.24	$15,186.27	$1,400,000.00
Number of Loans	2,093
Average Original Loan Balance	$239,791.47	$15,200.00	$1,400,000.00
Average Current Loan Balance	$239,619.91
(1) Weighted Average Combined Original LTV	80.26%	23.29%	100.00%
(1) Weighted Average Gross Coupon	8.444%	5.500%	15.050%
(1) (2) Weighted Average Gross Margin	5.883%	2.750%	8.750%
(1) (2) Weighted Average Term to Next Rate Adjustment Date (months)	26	10	179
(1) Weighted Average Remaining Term to Maturity (months)	358	115	360
(1) (3) Weighted Average Credit Score	604	500	789

(1) Weighted Average reflected in Total. (2) Adjustable Rate Mortgage Loans Only (3) 99.28% of the Mortgage Loans have Credit Scores.

	Range	Percent of Cut-off Date Principal Balance
Product Type	Adjustable	95.15%
	Fixed	4.85%

Interest Only Loans		20.94%
Balloon Loans		32.91%

Lien	First	95.14%
	Second	4.86%

Property Type	Single Family	76.63%
	PUD	13.12%
	2-4 Family	5.64%
	Low Rise Condo	3.53%
	High Rise Condo	0.73%
	Condotel	0.20%
	Condo	0.15%

Occupancy Status	Owner Occupied	94.60%
	Non-Owner Occupied	4.17%
	Second Home	1.23%

Geographic Distribution	California	33.42%
	Florida	11.31%
	New York	8.46%
	New Jersey	5.32%
	Massachusetts	4.82%

Number of States	47
Largest Zip Code Concentration	95127	0.90%
Loans with Mortgage Insurance		0.00%
Loans with Prepayment Penalties		72.61%

Range of Mortgage Coupons (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Current Mortgage Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
5.001% to 5.500%	1	$630,000.00	0.13%	43.05%	5.500%	650	70.00%	360	358	2
5.501% to 6.000%	28	12,467,628.59	2.49	42.69	5.855	630	77.01	360	358	2
6.001% to 6.500%	56	25,158,857.06	5.02	47.26	6.329	636	80.67	360	358	2
6.501% to 7.000%	106	45,929,712.44	9.16	44.07	6.813	624	77.48	360	358	2
7.001% to 7.500%	147	60,616,839.33	12.09	45.07	7.292	621	77.69	360	358	2
7.501% to 8.000%	229	83,346,117.13	16.62	43.30	7.799	616	79.69	360	358	2
8.001% to 8.500%	195	63,624,293.04	12.69	43.01	8.307	609	80.23	360	358	2
8.501% to 9.000%	247	81,029,329.87	16.16	42.20	8.775	590	79.03	360	358	2
9.001% to 9.500%	152	34,662,243.95	6.91	41.51	9.296	587	82.41	360	358	2
9.501% to 10.000%	263	36,233,226.22	7.22	41.85	9.773	575	80.51	360	358	2
10.001% to 10.500%	87	14,524,576.64	2.90	41.79	10.296	563	80.17	360	358	2
10.501% to 11.000%	80	10,379,827.82	2.07	41.18	10.762	576	85.05	360	358	2
11.001% to 11.500%	46	5,837,692.41	1.16	42.77	11.282	566	84.17	360	358	2
11.501% to 12.000%	65	6,983,038.18	1.39	42.00	11.767	578	79.47	359	356	3
12.001% to 12.500%	54	5,029,941.80	1.00	42.86	12.277	589	85.60	360	357	3
12.501% to 13.000%	47	3,359,724.78	0.67	44.62	12.825	608	98.84	360	357	3
13.001% to 13.500%	39	2,083,680.09	0.42	40.03	13.227	608	99.97	358	354	4
13.501% to 14.000%	61	2,343,215.65	0.47	45.18	13.778	594	100.00	360	355	5
14.001% to 14.500%	175	6,813,552.20	1.36	41.87	14.268	590	99.98	358	354	4
14.501% to 15.000%	14	447,594.20	0.09	40.30	14.683	582	99.67	360	356	4
15.001% to 15.500%	1	23,389.84	0.00	38.28	15.050	606	100.00	360	357	3
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Combined Original Loan-to-Value Ratio (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Combined LTV	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
20.01% to 25.00%	2	$259,866.96	0.05%	50.93%	10.008%	510	23.34%	360	359	1
25.01% to 30.00%	3	679,643.80	0.14	26.03	9.765	553	27.49	360	359	1
30.01% to 35.00%	3	344,697.30	0.07	39.95	8.866	546	33.79	360	358	2
35.01% to 40.00%	13	2,085,550.18	0.42	39.44	8.537	528	38.27	360	359	1
40.01% to 45.00%	19	4,843,024.05	0.97	38.31	7.982	564	43.63	360	358	2
45.01% to 50.00%	30	8,001,503.79	1.60	41.94	8.875	550	48.44	360	359	1
50.01% to 55.00%	33	6,776,749.64	1.35	38.30	8.681	570	53.02	360	358	2
55.01% to 60.00%	57	14,290,145.66	2.85	43.70	8.414	570	57.90	360	358	2
60.01% to 65.00%	90	26,760,195.27	5.34	41.33	8.395	565	63.39	360	358	2
65.01% to 70.00%	93	30,102,024.03	6.00	43.01	8.252	580	68.89	360	358	2
70.01% to 75.00%	136	48,641,034.45	9.70	42.79	8.195	572	74.25	360	358	2
75.01% to 80.00%	570	173,373,446.73	34.57	43.55	7.995	612	79.63	360	358	2
80.01% to 85.00%	78	37,745,109.93	7.53	45.14	7.750	612	84.33	360	358	2
85.01% to 90.00%	209	69,195,079.37	13.80	44.07	8.222	614	89.81	360	358	2
90.01% to 95.00%	52	14,393,101.97	2.87	41.35	9.155	639	94.77	360	358	2
95.01% to 100.00%	705	64,033,308.11	12.77	42.99	10.381	638	99.97	359	357	3
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Cut-off Date Principal Balance ($)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Cut-Off Balance	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
$0.01 to $25,000.00	169	$3,457,780.47	0.69%	36.48%	12.451%	599	99.89%	358	353	4
$25,000.01 to $50,000.00	227	8,300,177.43	1.65	40.78	12.584	607	98.80	359	354	4
$50,000.01 to $75,000.00	148	9,114,163.43	1.82	41.17	12.263	611	94.26	359	355	3
$75,000.01 to $100,000.00	110	9,780,448.35	1.95	38.61	10.831	596	83.49	360	358	2
$100,000.01 to $125,000.00	142	16,046,015.10	3.20	39.55	9.872	571	75.01	360	358	2
$125,000.01 to $150,000.00	117	16,223,806.72	3.23	41.00	9.491	584	79.32	360	358	2
$150,000.01 to $175,000.00	138	22,508,998.57	4.49	41.25	8.893	580	77.60	360	358	2
$175,000.01 to $200,000.00	144	27,082,697.85	5.40	43.20	8.714	593	77.90	360	358	2
$200,000.01 to $225,000.00	102	21,650,198.34	4.32	41.14	8.520	590	79.56	360	358	2
$225,000.01 to $250,000.00	83	19,696,088.57	3.93	45.30	8.469	589	77.86	360	358	2
$250,000.01 to $275,000.00	63	16,501,301.95	3.29	44.03	8.679	586	78.04	360	358	2
$275,000.01 to $300,000.00	65	18,677,599.80	3.72	44.57	8.637	589	80.09	360	358	2
$300,000.01 to $325,000.00	47	14,676,257.00	2.93	42.71	8.223	594	81.85	360	358	2
$325,000.01 to $350,000.00	39	13,177,836.07	2.63	48.18	8.134	604	84.62	360	358	2
$350,000.01 to $375,000.00	31	11,180,237.26	2.23	44.33	7.950	599	80.29	360	358	2
$375,000.01 to $400,000.00	26	10,103,120.62	2.01	46.27	8.435	598	81.23	360	359	1
$400,000.01 to $425,000.00	25	10,370,261.20	2.07	45.83	8.379	600	79.46	360	358	2
$425,000.01 to $450,000.00	60	26,254,124.73	5.23	42.02	7.691	605	78.41	360	358	2
$450,000.01 to $475,000.00	44	20,355,356.16	4.06	43.94	8.030	609	79.82	360	358	2
$475,000.01 to $500,000.00	41	19,995,742.72	3.99	42.50	7.956	616	79.59	360	358	2
$500,000.01 to $525,000.00	30	15,424,203.83	3.08	43.56	7.552	618	81.82	360	358	2
$525,000.01 to $550,000.00	30	16,193,182.03	3.23	43.96	7.611	632	83.82	360	358	2
$550,000.01 to $575,000.00	32	17,934,631.17	3.58	45.17	7.713	630	83.39	360	358	2
$575,000.01 to $600,000.00	31	18,341,669.17	3.66	44.17	7.934	619	80.88	360	358	2
$600,000.01 to $625,000.00	22	13,453,747.91	2.68	45.80	7.771	636	83.93	360	358	2
$625,000.01 to $650,000.00	19	12,094,332.38	2.41	43.69	7.763	631	84.71	360	358	2
$650,000.01 to $675,000.00	11	7,289,267.64	1.45	41.45	8.191	622	83.75	360	358	2
$675,000.01 to $700,000.00	12	8,274,443.76	1.65	43.32	8.114	579	75.56	360	358	2
$700,000.01 to $725,000.00	13	9,297,232.34	1.85	43.23	7.399	632	84.32	360	358	2
$725,000.01 to $750,000.00	16	11,870,581.90	2.37	44.53	7.617	622	76.04	360	358	2
$750,000.01 to $775,000.00	1	767,807.03	0.15	47.95	8.450	559	80.00	360	359	1
$775,000.01 to $800,000.00	4	3,175,384.14	0.63	41.88	7.482	638	74.71	360	359	1
$800,000.01 or greater	51	52,255,785.60	10.42	43.00	7.912	610	74.98	360	358	2
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Original Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Term	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
120	2	$73,384.85	0.01%	35.08%	13.238%	583	100.00%	120	115	5
180	2	55,583.67	0.01	40.38	11.196	622	100.00	180	174	6
240	1	38,596.20	0.01	41.08	13.260	576	100.00	240	234	6
360	2,088	501,356,916.52	99.97	43.20	8.442	604	80.25	360	358	2
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Remaining Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Remaining Term	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
111 to 115	2	$73,384.85	0.01%	35.08%	13.238%	583	100.00%	120	115	5
171 to 175	2	55,583.67	0.01	40.38	11.196	622	100.00	180	174	6
231 to 235	1	38,596.20	0.01	41.08	13.260	576	100.00	240	234	6
346 to 350	6	978,712.67	0.20	47.11	7.908	632	80.76	360	348	12
351 to 355	298	25,613,995.94	5.11	44.39	10.071	609	91.08	360	354	6
356 to 360	1,784	474,764,207.91	94.66	43.13	8.355	604	79.67	360	358	2
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Credit Score

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Score	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
751 to 800	14	$2,852,004.32	0.57%	39.56%	7.999%	765	88.33%	360	357	3
701 to 750	55	15,730,889.31	3.14	42.14	8.096	720	91.35	360	358	2
651 to 700	254	78,529,894.68	15.66	43.90	7.826	669	85.59	360	358	2
601 to 650	634	179,511,360.97	35.79	43.70	8.086	624	82.88	360	358	2
551 to 600	683	124,742,407.24	24.87	42.42	8.788	577	79.13	360	358	2
501 to 550	430	95,779,216.09	19.10	43.01	9.169	528	70.95	360	358	2
451 to 500	3	749,810.94	0.15	53.13	9.699	500	66.83	360	358	2
Not Available	20	3,628,897.69	0.72	39.52	10.078	0	68.49	360	358	2
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Credit Grade

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Grade	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
A	119	$32,078,570.37	6.40%	42.26%	8.816%	556	73.52%	360	358	2
AA	243	62,215,556.40	12.41	42.48	8.860	565	78.06	360	358	2
AAA	50	4,382,398.56	0.87	41.53	9.582	706	88.67	359	353	6
AA+	1,513	365,192,874.73	72.82	43.34	8.188	620	82.38	360	358	2
B	101	24,956,309.30	4.98	43.42	9.390	547	69.93	360	358	2
C	40	8,076,341.74	1.61	46.03	10.058	538	66.68	360	358	2
CC	27	4,622,430.14	0.92	42.17	11.414	542	60.35	360	358	2
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Property Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Property Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Single Family	1,589	$384,333,796.92	76.63%	43.14%	8.397%	603	79.83%	360	358	2
PUD	299	65,797,989.05	13.12	42.69	8.520	605	81.68	360	358	2
2-4 Family	97	28,294,995.00	5.64	45.84	8.752	614	80.10	360	358	2
Low Rise Condo	92	17,691,653.12	3.53	43.79	8.620	611	83.62	359	357	2
High Rise Condo	9	3,658,885.53	0.73	38.74	8.739	648	82.01	360	359	1
Condotel	3	1,008,803.61	0.20	29.66	8.179	674	79.75	360	359	1
Condo	4	738,358.01	0.15	43.21	8.986	647	95.31	360	359	1
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Occupancy Status

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Occupancy	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Owner Occupied	2,007	$474,436,524.98	94.60%	43.29%	8.422%	604	80.29%	360	358	2
Non-Owner Occupied	71	20,914,060.64	4.17	40.75	8.919	618	79.77	360	358	2
Second Home	15	6,173,895.62	1.23	43.74	8.518	615	79.28	360	358	2
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Documentation

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Documentation	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Full	1,408	$270,860,797.52	54.01%	44.54%	8.507%	593	81.60%	360	358	2
Stated Income	539	185,524,173.69	36.99	42.27	8.369	619	77.89	360	358	2
Business Bank Statements	87	34,567,441.00	6.89	37.94	8.184	608	81.39	360	358	2
Limited Income	25	5,985,928.56	1.19	41.34	8.906	621	81.05	359	357	2
No Documentation	29	4,288,560.63	0.86	0.00	8.862	698	87.03	360	357	3
No Ratio	5	297,579.84	0.06	0.00	11.939	677	96.91	360	352	8
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Loan Purpose

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Loan Purpose	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
C/O Refi	712	$258,427,266.27	51.53%	43.38%	8.098%	588	74.78%	360	358	2
Purchase	1,232	205,895,511.48	41.05	42.67	8.846	628	87.14	360	358	2
R/T Refi	149	37,201,703.49	7.42	44.82	8.615	586	80.29	360	358	2
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Product Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Product Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2/28 ARM	777	$188,232,452.86	37.53%	41.67%	8.906%	581	77.35%	360	358	2
2/28 ARM Balloon	419	152,481,097.84	30.40	44.11	8.055	604	80.83	360	358	2
2/28 ARM with 5 yr IO	148	69,330,273.22	13.82	44.13	7.306	643	81.09	360	358	2
30 Year Fixed	553	24,165,697.87	4.82	42.25	12.658	617	99.83	360	356	4
5/25 ARM with 5 yr IO	35	16,557,691.75	3.30	42.44	7.034	651	77.50	360	358	2
2/28 ARM with 10 yr IO	32	12,934,853.43	2.58	47.08	7.345	637	81.28	360	358	2
5/25 ARM	42	10,423,815.45	2.08	41.07	8.241	607	78.18	360	358	2
3/27 ARM	31	8,294,264.12	1.65	43.83	8.608	578	76.16	360	358	2
5/25 ARM Balloon	20	7,582,931.60	1.51	47.33	7.510	607	79.61	360	359	1
3/27 ARM Balloon	14	4,989,702.71	0.99	45.23	8.525	591	81.21	360	358	2
5/25 ARM with 10 yr IO	6	3,362,597.60	0.67	52.61	7.117	658	82.29	360	358	2
2/28 ARM with 2 yr IO	5	1,318,627.79	0.26	49.31	7.815	700	80.00	360	354	6
3/27 ARM with 5 yr IO	2	1,100,000.00	0.22	47.04	7.513	629	85.56	360	358	2
3/27 ARM with 10 yr IO	1	254,000.00	0.05	52.92	6.600	648	80.00	360	359	1
15/15 ARM	2	172,910.28	0.03	36.29	10.570	643	100.00	360	359	1
3/27 ARM with 3 yr IO	1	156,000.00	0.03	0.00	7.250	706	80.00	360	356	4
10 Year Fixed	2	73,384.85	0.01	35.08	13.238	583	100.00	120	115	5
15 Year Fixed	2	55,583.67	0.01	40.38	11.196	622	100.00	180	174	6
20 Year Fixed	1	38,596.20	0.01	41.08	13.260	576	100.00	240	234	6
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Interest Only Mortgage Loans

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Interest Only Loans	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Interest Only	230	$105,014,043.79	20.94%	44.58%	7.269%	645	80.61%	360	358	2
Not Interest Only	1,863	396,510,437.45	79.06	42.83	8.755	594	80.17	360	358	2
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Lien Position

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Lien	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1	1,534	$477,151,250.16	95.14%	43.24%	8.228%	604	79.26%	360	358	2
2	559	24,373,231.08	4.86	42.21	12.657	617	99.84	359	355	4
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Prepayment Penalty Term (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Prepayment Penalty Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
0	765	$137,348,723.10	27.39%	43.24%	9.061%	604	80.49%	360	358	2
12	116	50,188,730.95	10.01	42.74	8.363	607	76.68	360	358	2
24	1,092	280,884,215.32	56.01	43.21	8.253	602	80.90	360	358	2
30	2	589,223.82	0.12	37.05	8.349	587	79.93	360	358	2
36	118	32,513,588.05	6.48	43.75	7.605	621	79.34	360	358	2
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Geographic Distribution

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
California	377	$167,590,215.81	33.42%	44.57%	7.641%	614	80.06%	360	358	2
Florida	272	56,718,233.70	11.31	42.62	8.890	596	78.29	360	358	2
New York	115	42,410,913.34	8.46	44.06	8.472	610	80.75	360	358	2
New Jersey	68	26,658,708.89	5.32	44.28	8.618	610	76.23	360	358	2
Massachusetts	86	24,158,189.95	4.82	44.67	8.781	594	76.48	360	358	2
Texas	236	22,144,789.81	4.42	40.01	9.405	589	86.13	360	357	2
Arizona	67	16,415,398.06	3.27	42.59	8.442	598	80.40	360	358	2
Maryland	42	10,898,889.43	2.17	44.37	8.535	585	74.65	360	358	2
Virginia	38	10,458,547.26	2.09	42.56	8.396	600	74.77	360	358	2
Washington	45	10,008,679.74	2.00	44.39	8.234	590	79.50	360	358	2
Georgia	42	8,088,210.99	1.61	42.36	8.951	608	82.73	360	358	2
Nevada	34	7,718,211.44	1.54	42.72	8.559	607	83.06	360	358	2
Pennsylvania	60	7,582,697.01	1.51	39.03	9.084	585	84.59	360	358	2
Illinois	47	7,495,926.12	1.49	42.49	9.920	580	80.80	359	357	2
Colorado	43	7,177,607.18	1.43	41.00	8.467	609	82.11	358	356	2
Ohio	75	6,873,893.81	1.37	40.52	10.106	598	87.93	360	358	2
North Carolina	47	6,389,691.05	1.27	41.87	9.283	603	85.24	360	358	2
Connecticut	35	6,052,999.19	1.21	43.10	8.769	591	79.86	360	358	2
Oregon	20	5,666,978.10	1.13	39.84	8.360	594	80.08	360	359	1
Michigan	54	5,648,045.34	1.13	40.32	10.259	586	87.42	360	358	2
Hawaii	12	5,277,704.95	1.05	44.93	7.985	652	79.16	360	357	3
Utah	13	3,172,308.24	0.63	38.60	7.917	614	82.10	360	358	2
Rhode Island	15	3,119,197.60	0.62	40.32	8.011	592	70.37	360	358	2
Tennessee	22	3,044,327.74	0.61	35.17	8.635	619	83.44	360	358	2
Missouri	18	2,616,568.00	0.52	42.84	9.807	618	90.01	360	359	1
New Hampshire	18	2,563,370.90	0.51	45.36	9.067	593	79.47	360	359	1
Minnesota	15	2,271,179.44	0.45	40.08	8.527	596	84.25	360	357	3
South Carolina	12	2,244,757.84	0.45	39.26	9.190	605	79.41	360	357	3
Maine	17	2,240,027.20	0.45	43.60	8.647	602	84.45	360	357	3
Wisconsin	11	2,229,782.68	0.44	44.11	9.192	602	89.03	360	358	2
Oklahoma	18	1,923,222.08	0.38	35.40	9.978	581	85.97	360	358	2
Louisiana	17	1,820,690.92	0.36	31.29	10.004	569	82.09	360	358	2
Indiana	23	1,641,598.72	0.33	36.36	10.763	592	92.75	360	357	3
Kentucky	14	1,586,000.01	0.32	46.22	9.266	602	86.91	360	357	3
Idaho	8	1,530,025.28	0.31	34.68	8.426	580	75.57	360	359	1
Vermont	7	1,456,638.03	0.29	41.59	9.882	620	87.12	360	358	2
Alabama	9	1,334,401.38	0.27	36.03	9.809	607	79.30	360	358	2
Delaware	5	1,038,150.94	0.21	47.38	9.392	585	80.55	360	358	2
Montana	4	960,975.38	0.19	48.48	8.093	610	72.46	360	359	1
Wyoming	9	746,215.83	0.15	40.30	10.476	612	93.19	360	358	2
Kansas	4	588,747.37	0.12	34.21	10.599	625	97.10	360	359	1
District of Columbia	3	501,801.01	0.10	52.20	9.225	550	75.37	360	358	2
Iowa	4	446,181.56	0.09	47.89	11.148	597	96.52	360	358	2
Alaska	2	406,697.10	0.08	43.27	8.628	586	77.96	360	358	2
Arkansas	3	227,884.04	0.05	34.60	10.464	577	82.93	334	331	2
Nebraska	4	223,205.39	0.04	36.17	11.262	522	77.01	360	358	2
Mississippi	2	133,359.73	0.03	37.26	12.700	597	100.00	360	359	1
South Dakota	1	22,635.66	0.00	50.72	14.200	598	100.00	360	354	6
Total:	2,093	$501,524,481.24	100.00%	43.20%	8.444%	604	80.26%	360	358	2

Range of Gross Margins (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Gross Margin	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.501% to 3.000%	7	$1,304,893.93	0.27%	33.64%	7.802%	714	79.10%	360	355	5
3.501% to 4.000%	6	1,268,834.99	0.27	50.93	8.578	594	76.78	360	357	3
4.001% to 4.500%	2	572,269.79	0.12	49.31	8.125	667	80.00	360	353	7
4.501% to 5.000%	13	2,632,241.66	0.55	42.11	9.602	563	80.56	360	358	2
5.001% to 5.500%	14	4,672,991.09	0.98	42.52	8.116	621	78.69	360	357	3
5.501% to 6.000%	1,176	378,629,477.53	79.35	43.18	8.038	610	80.01	360	358	2
6.001% to 6.500%	210	58,599,842.16	12.28	43.13	8.954	576	77.92	360	358	2
6.501% to 7.000%	61	14,555,962.12	3.05	44.19	9.269	565	70.87	360	358	2
7.001% to 7.500%	32	10,154,895.01	2.13	45.89	9.072	589	74.34	360	357	3
7.501% to 8.000%	11	3,771,462.92	0.79	41.53	8.989	591	72.58	360	357	3
8.001% to 8.500%	2	798,613.09	0.17	44.28	8.236	566	76.90	360	357	3
8.501% to 9.000%	1	229,734.36	0.05	43.05	8.750	552	65.71	360	358	2
Total:	1,535	$477,191,218.65	100.00%	43.24%	8.229%	604	79.26%	360	358	2

Initial Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Initial Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.00%	2	$555,562.48	0.12%	46.79%	7.864%	580	76.30%	360	357	3
3.00%	1,533	476,635,656.17	99.88	43.24	8.229	604	79.27	360	358	2
Total:	1,535	$477,191,218.65	100.00%	43.24%	8.229%	604	79.26%	360	358	2

Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Subsequent Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.00%	1,535	$477,191,218.65	100.00%	43.24%	8.229%	604	79.26%	360	358	2
Total:	1,535	$477,191,218.65	100.00%	43.24%	8.229%	604	79.26%	360	358	2

Range of Maximum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Maximum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
8.501% to 9.000%	1	$539,456.34	0.11%	47.14%	6.000%	684	100.00%	360	358	2
9.501% to 10.000%	1	276,143.27	0.06	50.25	6.950	557	65.00	360	359	1
11.001% to 11.500%	1	630,000.00	0.13	43.05	5.500	650	70.00	360	358	2
11.501% to 12.000%	30	13,204,737.73	2.77	43.79	6.137	623	75.88	360	358	2
12.001% to 12.500%	59	25,491,434.99	5.34	47.25	6.367	635	80.62	360	358	2
12.501% to 13.000%	103	44,738,279.16	9.38	43.99	6.811	623	77.50	360	358	2
13.001% to 13.500%	141	58,052,487.58	12.17	45.33	7.290	620	77.46	360	358	2
13.501% to 14.000%	227	82,501,813.58	17.29	43.24	7.786	617	79.65	360	358	2
14.001% to 14.500%	199	65,082,646.20	13.64	42.72	8.267	609	80.32	360	358	2
14.501% to 15.000%	242	79,416,869.24	16.64	42.09	8.754	590	78.94	360	358	2
15.001% to 15.500%	148	35,335,930.71	7.40	41.74	9.269	589	82.36	360	358	2
15.501% to 16.000%	141	34,426,780.86	7.21	42.21	9.691	575	78.72	360	358	2
16.001% to 16.500%	78	13,818,593.53	2.90	41.98	10.291	559	79.81	360	358	2
16.501% to 17.000%	65	9,422,090.28	1.97	40.84	10.768	566	84.22	360	358	2
17.001% to 17.500%	38	5,379,133.49	1.13	41.65	11.226	548	81.17	360	358	2
17.501% to 18.000%	37	5,006,823.83	1.05	41.35	11.696	541	75.36	360	358	2
18.001% to 18.500%	22	3,097,913.19	0.65	43.03	12.222	537	76.95	360	358	2
18.501% to 19.000%	2	770,084.67	0.16	48.16	12.306	544	63.73	360	358	2
Total:	1,535	$477,191,218.65	100.00%	43.24%	8.229%	604	79.26%	360	358	2

Range of Minimum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Minimum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.501% to 3.000%	1	$77,955.54	0.02%	28.80%	12.040%	528	65.00%	360	358	2
3.501% to 4.000%	2	361,186.18	0.08	48.32	9.776	505	74.34	360	359	1
4.501% to 5.000%	11	2,189,844.68	0.46	41.89	9.646	563	80.16	360	358	2
5.001% to 5.500%	7	2,012,957.52	0.42	43.11	7.722	612	71.16	360	358	2
5.501% to 6.000%	967	309,108,232.43	64.78	43.05	7.968	616	80.27	360	359	1
6.001% to 6.500%	133	37,553,643.51	7.87	42.38	8.799	573	74.42	360	359	1
6.501% to 7.000%	52	15,531,326.64	3.25	45.86	8.217	590	73.20	360	358	2
7.001% to 7.500%	43	15,112,266.35	3.17	44.57	7.642	601	77.33	360	358	2
7.501% to 8.000%	59	20,144,210.27	4.22	44.94	7.813	601	79.24	360	357	3
8.001% to 8.500%	51	17,982,812.75	3.77	44.39	8.312	602	80.85	360	357	3
8.501% to 9.000%	71	27,800,018.12	5.83	43.38	8.820	579	77.23	360	357	3
9.001% to 9.500%	32	7,058,620.97	1.48	41.84	9.311	565	81.87	360	357	3
9.501% to 10.000%	38	9,978,494.38	2.09	43.29	9.785	571	83.21	360	357	3
10.001% to 10.500%	21	5,241,106.31	1.10	42.43	10.309	536	77.33	360	357	3
10.501% to 11.000%	15	2,500,406.41	0.52	44.05	10.714	525	75.57	360	357	3
11.001% to 11.500%	11	1,557,000.37	0.33	43.15	11.206	542	89.74	360	356	4
11.501% to 12.000%	14	1,990,221.15	0.42	38.43	11.728	522	74.43	360	356	4
12.001% to 12.500%	7	990,915.07	0.21	42.73	12.221	513	73.43	360	357	3
Total:	1,535	$477,191,218.65	100.00%	43.24%	8.229%	604	79.26%	360	358	2

Next Rate Adjustment Date - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
Month	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
of Next Interest	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Rate Adjustment	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2007-12	1	$229,656.08	0.05%	36.24%	8.300%	614	80.00%	360	346	14
2008-01	1	244,000.00	0.05	53.21	6.800	648	80.00	360	347	13
2008-02	1	196,172.80	0.04	52.77	7.550	601	80.00	360	348	12
2008-03	1	123,645.00	0.03	45.52	8.450	662	80.00	360	349	11
2008-04	1	148,269.79	0.03	47.46	8.125	644	80.00	360	350	10
2008-05	4	576,947.64	0.12	42.84	8.906	582	80.00	360	351	9
2008-06	4	1,001,367.20	0.21	48.20	7.860	671	80.00	360	352	8
2008-07	3	1,428,374.23	0.30	52.28	8.667	606	100.00	360	353	7
2008-08	9	2,405,870.26	0.50	44.30	9.466	585	88.43	360	354	6
2008-09	34	10,066,645.16	2.11	45.40	8.840	606	85.32	360	355	5
2008-10	22	6,172,866.57	1.29	46.24	8.793	611	77.48	360	356	4
2008-11	137	42,135,118.85	8.83	43.45	8.466	574	78.68	360	357	3
2008-12	420	142,064,980.41	29.77	43.39	8.241	589	77.70	360	358	2
2009-01	742	217,312,291.15	45.54	42.60	8.229	615	80.08	360	359	1
2009-02	1	191,100.00	0.04	41.09	11.350	537	65.00	360	360	0
2009-10	3	1,291,862.53	0.27	46.31	8.342	630	88.06	360	356	4
2009-11	6	3,564,839.37	0.75	48.58	8.257	564	75.00	360	357	3
2009-12	13	3,257,843.83	0.68	41.32	8.866	565	76.74	360	358	2
2010-01	27	6,679,421.10	1.40	44.02	8.371	606	79.75	360	359	1
2011-07	1	249,760.00	0.05	35.91	7.375	762	80.00	360	353	7
2011-08	2	440,800.00	0.09	32.98	7.981	743	80.00	360	354	6
2011-09	1	239,916.25	0.05	45.43	6.500	679	80.00	360	355	5
2011-10	3	851,452.76	0.18	54.60	7.805	602	79.19	360	356	4
2011-11	3	1,124,431.39	0.24	41.78	7.061	626	78.44	360	357	3
2011-12	37	14,636,942.81	3.07	43.49	7.639	618	77.09	360	358	2
2012-01	56	20,383,733.19	4.27	44.22	7.355	636	79.48	360	359	1
2021-12	1	39,968.49	0.01	33.48	12.300	663	100.00	360	358	2
2022-01	1	132,941.79	0.03	37.13	10.050	637	100.00	360	359	1
Total:	1,535	$477,191,218.65	100.00%	43.24%	8.229%	604	79.26%	360	358	2